Exhibit 99.1
FOR IMMEDIATE RELEASE
For additional information, contact:
James M. Kasim
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 830
Santa Monica, CA 90401
(310) 395-2083; Ext. 277 or
jkasim@pacificofficeproperties.com
PACIFIC OFFICE PROPERTIES ANNOUNCES
FIRST QUARTER RESULTS
Los Angeles, May 15, 2008 — Pacific Office Properties Trust, Inc. (AMEX:PCE) (the “Company”), the West Coast office building REIT, today announced its financial results for the period from March 20, 2008 (the date following the completion of the Company’s formation transactions) through March 31, 2008. The Company also announced recent corporate highlights.
Recent Corporate Highlights
•	On March 19, 2008, the Company completed its formation transactions transforming it into a West Coast office REIT by acquiring The Shidler Group’s Western U.S. office building portfolio and operations, reincorporating in Maryland and changing its name to Pacific Office Properties Trust, Inc. The Company’s portfolio is located throughout San Diego, Honolulu, and Phoenix and initially consisted of 14 office buildings, comprising approximately 2.4 million leasable square feet. In connection with the formation transactions, we issued 1,180,000 shares of the Company’s common stock to affiliates and designees of The Shidler Group in exchange for $6.35 million in cash;

•	On April 30, 2008, the Company acquired a managing ownership interest in joint ventures consisting of four office buildings located in San Diego and Phoenix totaling 274,000 leasable square feet. These office buildings, which are owned in partnership with institutional co-investors, increase our portfolio to 2.7 million leasable square feet; and

•	On April 17, 2008 and May 8, 2008, the Company exercised its option, granted as part of the formation transactions, to acquire managing ownership interests in joint ventures consisting of seven additional buildings located in San Diego, Honolulu and Phoenix comprising an additional 650,000 leasable square feet. These pending acquisitions are expected to be consummated within the next 30 to 45 days and are subject to customary closing conditions.

First Quarter Results
Pacific Office Properties
The Company reported a net loss available to common stockholders for the period from March 20, 2008 through March 31, 2008 of $3.22 million, or $1.06 per diluted share. The Company also reported Funds from Operations (FFO), before the net effect of a share-based compensation charge attributable to the Transaction, for that same period of $0.117 million, or $0.01 per diluted share.
Waterfront
The Company today also reported the financial results of Waterfront Partners OP, LLC (Waterfront), the deemed accounting acquirer in the Company’s formation transactions, for the period from January 1, 2008 through March 19, 2008. For the period from January 1, 2008 through March 19, 2008, Waterfront reported a net loss of $0.971 million after a deduction of $0.827 million for depreciation and amortization. For the three month period ended March 31, 2007, Waterfront reported a net loss of $1.246 million after a deduction of $1.051 million for depreciation and amortization. The historical financial results of the Company’s deemed accounting acquirer does not include the financial performance of certain entities, including their respective account balances and transactions, which were also involved in the formation transactions. For this and other reasons, these results are not directly comparable to the results expected of the Company for periods following the formation transactions.

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

		Waterfront (1)
	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Net investments in real estate	$420,563	$59,587
Cash and cash equivalents	14,187	2,619
Restricted cash	6,127	1,708
Rents and other receivables	5,374	1,743
Intangible assets, net	51,533	6,009
Other assets, net	4,751	8,505
Goodwill	59,388	—

Total assets	$561,923	$80,171

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY (MEMBERS’ DEFICIT)
Mortgage and other secured loans	$421,708	$111,000
Unsecured notes payable	16,695	—
Accounts payable and other liabilities	14,123	5,831
Acquired below market leases, net	14,064	107

Total liabilities	466,590	116,938

Minority Interests	88,391	—

Stockholders’ equity (members’ deficit):
Proportionate Voting Preferred Stock	—	—
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding at March 31, 2008	—	—
Common Stock, $0.0001 par value, 200,000,000 shares authorized, 3,031,025 shares issued and outstanding at March 31, 2008	185	—
Class B Common Stock, $0.0001 par value, 200,000 shares authorized, 100 shares issued and outstanding at March 31, 2008	—	—
Additional paid-in capital	9,977	—
Retained deficit	(3,220)	—
Members’ deficit	—	(36,767)

Total stockholders’ equity (members’ deficit)	6,942	(36,767)

Total liabilities, minority interests and stockholders’ equity (members’ deficit)	$561,923	$80,171

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited; in thousands except share and per share data)

		Waterfront (2)
	For the period	For the period	For the period
	from March 20,	from January 1,	from January 1,
	2008 through	2008 through	2007 through
	March 31, 2008	March 19, 2008	March 31, 2007
Revenue:
Rental	$1,520	$3,001	$3,059
Tenant reimbursements	618	1,570	1,196
Parking	264	562	667
Interest and other	41	29	56

Total revenue	2,443	5,162	4,978

Operating Expenses:
Rental property operating	1,281	3,616	3,182
General and administrative	16,263	30	—
Depreciation and amortization	923	827	1,051
Interest	902	1,552	1,829
Other	35	108	162

Total operating expenses	19,404	6,133	6,224

Loss before minority interests	(16,961)	(971)	(1,246)
Minority interests	13,741	—	—

Net loss	$(3,220)	$(971)	$(1,246)

Priority allocation to preferred unit holders	—	(493)	(568)

Net loss available to common stockholders — basic and diluted	$(3,220)	$(1,464)	$(1,814)

Net loss per common share — basic and diluted	$(1.06)

Weighted average number of common shares outstanding — basic and diluted	3,031,125

Net loss per Common Unit		$(0.42)	$(0.52)

Weighted average number of Common Units outstanding — basic and diluted		3,494,624	3,494,624

Pacific Office Properties Trust, Inc
Funds from Operations
(unaudited; in thousands except share and per share data)

Reconciliation of Net Loss to FFO:
Net loss available to common stockholders	$(3,220)
Add: Depreciation and amortization	923
Less: Minority interests (3)	(13,780)

FFO (4)	$(16,077)

FFO per share — basic and diluted	$(0.97)

Reconciliation of FFO to FFO, before the net effect of a share-based compensation charge attributable to the Transaction:

FFO	$(16,077)
Add: Net effect of share-based compensation charge attributable to the Transaction	16,194

FFO, before the net effect of a share-based compensation charge attributable to the Transaction	$117

FFO, before the net effect of a share-based compensation charge attributable to the Transaction, per share — basic and diluted	$0.01

Weighted average number of common and common equivalent shares outstanding — basic	16,607

Weighted average number of common and common equivalent shares outstanding — diluted (5)	17,107

Explanation of Notations

(1)	Represents the consolidated balance sheets of Waterfront Partners OP, LLC (Waterfront), which for accounting purposes, was deemed to be the acquirer of the Company. Waterfront consists of Waterfront Plaza, a seven-building office complex located in Honolulu, Hawaii. The account balances and transactions of Waterfront are not indicative of the balances of the Company subsequent to the completion of the formation transactions on March 19, 2008.

(2)	Represents the consolidated statements of operations of Waterfront. The results of operations of Waterfront are not indicative of that for the Company subsequent to the completion of the formation transactions on March 19, 2008.

(3)	Excludes the minority interest attributable to a consolidated joint venture owned by our Operating Partnership.

(4)	FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(5)	Our outstanding preferred unit limited partnership interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than two years after the Effective Date and until an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event. These common unit limited partnership interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit limited partnership interests at March 31, 2008 represent 32,597,528 common share equivalents, on an as-if converted basis, and have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding.
About Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com)
Pacific Office Properties Trust, Inc. is a real estate investment trust that acquires, owns, and operates office properties in the western U.S., focusing initially on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix. The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group.
The Company’s strategy is to acquire, with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. The Company continues The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.
About The Shidler Group
The Shidler Group (www.shidler.com) is a private long-term investor in commercial real estate. Over the past 30 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of leasable area. In addition to the formation of Pacific Office Properties, The Shidler Group has founded three other publicly traded real estate investment trusts — Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and TriNet Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)).
Certain Information About Forward Looking Statements

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Specifically, there can be no assurance that the subject transactions will be consummated. Important factors that may cause a difference between projected and actual results for Pacific Office Properties are discussed in the Company’s filings from time to time with the SEC, including but not limited to Arizona Land Income Corporation’s annual reports on Form 10-KSB, and Proxy Statement on Schedule 14A. Pacific Office Properties and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.